PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

CODE OF ETHICS

I.	STATEMENT OF STANDARDS

This Code has been adopted by Paradigm Asset Management Company, L.L.C.

(“Paradigm”) in compliance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”). Capitalized terms are defined in Section II.

This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of any Investment Advisory Client not use information concerning such clients’ portfolio securities activities for his or her personal benefit and to the detriment of such client.

All Supervised Persons are subject to and bound by the terms of this Code. All Supervised Persons should understand and adhere to the following general fiduciary principles when discharging his or her obligations under the Code.

Each Supervised Person shall:

A.	conduct all professional responsibilities in accordance with the applicable Federal Securities Laws;

B.	at all times, place the interest of Investment Advisory Clients before his or her personal interest consistent with Paradigm’s fiduciary duty to its Investment Advisory Clients;

C.
conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

D.	not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.

E.
not receive or give gifts if intended to improperly influence, or would have the appearance of improperly influencing, any broker, dealer, investment adviser, financial institution, current or former client, any supplier of goods or services to Paradigm or any Investment Advisory Client, or any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of any Investment Advisory Client.

II.	DEFINITIONS

A.	“Access Person” means any director, officer, member or Supervised Person who, in connection with his or her regular functions or duties, makes, participates in or obtains nonpublic information regarding the purchase or sale of Securities by an Investment Advisory Client or whose functions relate to any recommendations with respect to such purchases or sales, or who has access to such recommendations that are nonpublic.

B.
“Beneficial Ownership”shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations thereunder. Application of this definition is explained in more detail in Exhibit B attached hereto, but generally includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary or voting interest in a security.

C.
“CCO” means the Chief Compliance Officer of Paradigm or his designee, who shall be responsible for monitoring compliance with this Code and preclearing personal Security transactions, provided, however, that if the CCO is required to obtain approval from, or submit a report to, the CCO hereunder, he shall seek such approval from, or submit such report to a person designated by the President of Paradigm or, if no such person is designated, the President of Paradigm who shall for such purpose be deemed the CCO.

D.
A Security is being “considered for purchase or sale” when Paradigm has undertaken a project to report on a specific Security or to prepare a draft or final report on such Security or if a recommendation has been made by any member of the Investment Committee with respect to a Security (or such person is considering making such a recommendation).

E.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

F.	“Employee” means any person who is employed by Paradigm in exchange for predetermined and periodic financial compensation.

G.
“Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or Department of Treasury.

H.	“Immediate Family Member” means any of the following persons (including adoptive relationships) who reside in the same household as the Access Person:

Child	Parent	Spouse	Father-in-law	Daughter-in-law
Stepchild	Stepparent	Sibling	Sister-in-law	Brother-in-law
Grandchild	Grandparent	Mother-in-law	Son-in-law

I.
“Investment Advisory Clients” means any client of Paradigm and any other client or account which is advised or subadvised by Paradigm as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

J.	“Investment Committee” mean the Investment Committee of Paradigm or any other body of Paradigm serving an equivalent function.

K.	A “purchase” or “sale” of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

L.
“Reportable Fund” means: (i) any fund for which Paradigm serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any fund whose investment adviser or principal underwriter controls Paradigm, is controlled by Paradigm, or is under common control of Paradigm. For purposes of this section, “control” has the same meaning as it does in Section 2(a)(9) of the 1940 Act. (Generally, this means the Funds listed in Exhibit A to this Code).

M.
“Reportable Security” means a Security, except that it shall include: (i) shares issued by Reportable Funds; and (ii) shares issued by unit investment trusts that are invested exclusively in Reportable Funds

N.
“Security” shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act (in effect, all securities), except that it shall not include: (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by money market funds, (iv) shares of mutual funds, and (v) shares issued by unit investment trusts that are invested exclusively in one or more mutual funds.

O.	A “Supervised Person” means any member, officer, director and Employee, as well as any other person who provides advice on behalf of Paradigm and are subject to Paradigm’s supervision and control.

III.	RESTRICTIONS

A.
Private Placement, OTC Trading, Initial Public Offering and Limited Offerings – with regards to private placements, transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded in the National Association of Securities Dealers Automated Quotation System and Securities in initial public offerings or limited offerings (together, “Restricted Securities”):

1.
Each Access Person contemplating the acquisition of direct or indirect Beneficial Ownership of a Restricted Security, shall obtain preclearance from the CCO prior to any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory

Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with Paradigm);

2.
If an Access Person acquires direct or indirect Beneficial Ownership of a Restricted Security, the Access Person shall disclose such personal investment to the CCO prior to each subsequent recommendation to any Investment Advisory Client, for investment in the same issuer; and

3.
If an Access Person acquires direct or indirect Beneficial Ownership of a Restricted Security, any subsequent decision or recommendation by the Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by members of the Investment Committee with no personal interest in the issuer.

B.	Nonpublic Material Information

No Supervised Person shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of Paradigm or its Investment Advisory Clients.

Nonpublic material information is material information not generally available to the public. No Supervised Person should solicit from any issuer of Securities any such nonpublic material information. Any Supervised Person inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client should notify the CCO immediately.

C.	Transactions with Investment Advisory Clients

No Supervised Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect Beneficial Ownership, except Securities of which such Investment Advisory Client is the issuer.

D.	Service on Boards

No member of the Investment Committee shall serve on the board of directors of any publicly traded company without prior authorization from the CCO based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients. Any member of the Investment Committee so authorized to serve as a director will be isolated from other persons having responsibility for making investment decisions for Investment Advisory Clients with respect to any securities of such publicly traded company through a “Chinese Wall” or other procedures.

IV.	COMPLIANCE PROCEDURES

A.	Preclearance

1.	All requests for preclearance pursuant to Section III.A. must be set forth in writing on a standard Personal Trading Request and Authorization Form (a copy of which is attached hereto as Exhibit C).

2.	Paradigm shall cause to be maintained such “restricted lists” or other documents or devices as shall be necessary and appropriate to facilitate the restrictions found in Section III.B.

B.	Reporting Requirements

Access Persons who do not have brokerage Accounts and have no investment transactions must submit a Quarterly Transaction Report no later than thirty (30) days after the end of each calendar quarter to report and confirm that no personal Securities transactions have occurred and that no personal Accounts have been opened or investments made during the quarter.

Access Persons who have brokerage Accounts in which he or she holds Beneficial Ownership must arrange for their brokerage firm(s) to send automatic duplicate copies of each trade confirmation and periodic account statement to:

Gregory Pai
Chief Compliance Officer
Paradigm Asset Management, L.L.C.
445 Hamilton Avenue, 12th Floor, Room 1203
White Plains, New York 10601

If an Access Person is unable to arrange for duplicate trade confirmations and account statements to be sent, he or she must immediately notify the CCO.

Certain of the reporting requirements, described below, may be satisfied through the delivery of automatic duplicate account statements (and for Quarterly Transaction Reports, duplicate trade confirmations). However, duplicate account statements and trade confirmations must be received by the CCO within the time period for which the report it is replacing was to be submitted.

1.	Initial and Annual Holdings Reports

Initial Holdings Reports shall be filed no later than ten (10) days after the person becomes an Access Person, with information current within 45 days prior to the date the person became an Access Person. Annual Holdings Reports must be filed no later than February 15 of each year, with information current within 45 days prior to the date the report is filed. Initial and Annual Holdings Reports must include a listing of all securities held by the Access Person and of any brokerage Account held by the

Access Person. (A copy of an Initial and Annual Holdings Report is attached hereto as Exhibit D).

In the event that a duplicate account statement does not contain all of the information required in an Initial or Annual Holdings Report, the Access Person must submit an actual report containing all of the required information as set forth in Exhibit D.

2.	Quarterly Transaction Reports

Quarterly Transaction Reports shall be filed no later than thirty (30) days after the end of each calendar quarter. Each Quarterly Transaction Report must include information concerning each transaction during the quarter in a Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership. (A copy of a Quarterly Transaction Report is attached hereto as Exhibit E).

In the event that a duplicate account statement and relevant trade confirmations do not contain all of the reporting information required for Quarterly Transaction Reports, the Access Person must submit an actual report containing all the required information as set forth in Exhibit E.

3.	Exceptions to Reporting Requirements

An Access Person need not submit:

a.	Any report with respect to Reportable Securities held in accountsover which the Access Person had no direct or indirect influence or control;

b.	A Quarterly Transaction Report with respect to transactions effected pursuant to an automatic investment plan;

C.	Initial and Annual Code Certification

All Supervised Persons are required to read and retain this Code and any amendments to this Code and to sign and return the Code of Ethics Certification (a copy of which is attached hereto as Exhibit F) to the CCO upon commencement of employment or other services, and once each calendar year thereafter not later than February 15. Each Supervised Person must acknowledge that he or she has:

1.	Received, read, understands and agrees to abide by this Code and any amendments to this Code;

2.	Complied with all requirements of this Code and any amendments to this Code; and

3.	Reported all accounts, holdings and transactions as required by this Code and any amendments to this Code.

D.	Review of Reports and Certifications

The CCO will periodically review the Quarterly Transaction Reports and Annual Holdings Reports. The CCO will also review all Annual Code Certifications to determine if any Supervised Person has failed to comply with any provisions of this Code. The CCO will maintain a written description of any such failure and a description of any remedial steps which have been taken. Copies of the foregoing descriptions shall be given to the President of Paradigm.

The CCO or his designee shall at least annually identify and maintain a list of all Access Persons who are required to file reports pursuant to this Code (Exhibit G) and will inform such Access Persons of their reporting obligations.

V.	REPORTING TO FUND BOARDS

The CCO shall at least annually prepare a written report to the Board of each Fund listed in Exhibit A that:

(i)
describes any issues that have arisen under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and sanctions imposed in response to such material violations; and

(ii)	certifies that Paradigm has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

VI.	REPORTING OF VIOLATIONS

All Supervised Persons have an affirmative obligation to promptly report any violations of this Code to the CCO. Failure to do so is itself a violation of this Code. In the event that a matter implicates the CCO, notice of a violation may be provided to the President of Paradigm.

Paradigm shall not retaliate or tolerate any retaliation against anyone who in good faith reports a violation to the CCO. The CCO shall not reveal the identity of anyone who reports a violation and who asks that their identity remain confidential, and shall not make any effort, or tolerate any effort, to ascertain the identity of any person who reports a violation anonymously, unless such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self- regulatory organization or other rules or regulations or disclosure of such information, or ascertaining such identity, supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

VII.	SANCTIONS

A.	Sanctions

The CCO, at his discretion, may impose sanctions against any Supervised Person who is determined to have violated any provision of this Code including Access Persons who do not file required reports in a timely fashion.

B.	Forms of Sanction

Sanctions for violations of the Code may include, but are not limited to, any one or more of the following: censure, imposition of a fine, suspension without pay, demotion, termination of employment, disgorgement of any profits realized on transactions in violation of this Code or any other remedy which senior management deems appropriate for the violation of this Code.

C.	Procedures

If the CCO finds that a material violation has occurred, he shall report the violation and the suggested corrective action and sanctions to the President of Paradigm, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate.

VIII.	REVIEW

The CCO will annually review the adequacy of the Code and the effectiveness of its implementation.

XI.	MISCELLANEOUS PROVISIONS

A.	Access Persons

The CCO will identify all Access Persons who are under a duty to make reports to Paradigm and will inform such persons of such duty. The CCO will list all Access Persons in the List of Access Persons (a copy of which is attached hereto as Exhibit G). Any failure by the CCO to identify an Access Person in the List of Access Persons or notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

B.	Records

Paradigm shall maintain records as required by Rule 204-2 under the Advisors Act and Rule 17j-1 under the 1940 Act.

C.	Amendments

Paradigm may amend this Code as necessary or appropriate to achieve the purposes of Rules 17j-1 and 204A-1. Any material changes to this Code must be approved by the Board of any Fund listed in Exhibit A, including a majority of its independent trustees, within six months after implementation of the change.

Dated as of October 5, 2004, as amended June 2, 2006, December 27, 2006, March 1, 2007, July 30, 2007, and November __, 2007.

EXHIBIT A
PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

U.S. Registered Investment Companies Sub-Advised by Paradigm:

MEMBERS Mutual Funds, Small Cap Growth Fund

Ultra Series Fund, Small Cap Growth Fund

EXHIBIT B
PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

Examples of Beneficial Ownership

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect “beneficial ownership” except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes “beneficial ownership” has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

a)	by you for your own benefit, whether bearer, registered in your own name, or otherwise;

b)	by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

c)	for your account by pledges;

d)
by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

e)	by you as trustee or co-trustee, where either of you or any Immediate Family Member have an income or remainder interest in the trust;

f)	by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

g)	by any partnership in which you are a partner;

h)	by a personal holding company held by you alone or jointly with others;

i)	in the name of your spouse unless legally separated;

j)
in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the Securities were not received from you and the dividends are not actually used for the maintenance of your home;

k)
in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

l)
in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) just above), if you can vest or revest title in yours.

EXHIBIT C
PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

Personal Trading Request and Authorization

To be completed by Access Persons prior to any personal trade in a Restricted Security:

Name: _________________________________________________________

Date For Which You Seek Approval: ___________________________________

Name of the issuer and dollar amount or number of securities to be purchased or sold:

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any Security held or to be acquired by Paradigm that may be relevant to a determination as to the existence of a potential conflict of interest?1

        Yes ___    No ___

If yes, please describe:

To the best of your knowledge and belief, the answers that you have provided above are true and correct.

Date	Signature

_________________________
1 Facts that would be responsive to this question include, for example, the receipt of “special favors” from a stock promoter, such as participation in a private placement or initial public offering. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where Paradigm might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Personal Trading Request Authorization Form – Page 2

Approval or Disapproval of Personal Trading Request (to be completed by CCO):

____________
I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary[2] for approval of the proposed transaction have been satisfied.

____________
I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:	Signed:

Title:

_________________________
2 In the case of a personal securities transaction by an Access Person of Paradigm, the Code requires that the CCO determine that the proposed personal securities transaction: (i) is not potentially harmful to Investment Advisory Clients; (ii) would be unlikely to affect the market in which the Investment Advisory Client’s portfolio securities are traded; or (iii) is not related economically to securities to be purchased, sold, or held by the Investment Advisory Client. In addition, the Code requires that the CCO determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Investment Advisory Client.

EXHIBIT D
PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

Initial/Annual Holdings Report

To: ______________________________________________(CCO or his designee)

From: ____________________________________________

This Initial/Annual Holdings Report is submitted pursuant to the Code of Paradigm Asset Management Company, L.L.C. and supplies information with respect to securities in which I may be deemed to have, or to have had, any direct or indirect Beneficial Ownership interest (whether or not such security is a security held or to be acquired by any Investment Advisory Client).

Unless the context otherwise requires, all terms used in this report shall have the same meaning as set forth in the Code.

Beneficial Ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Name of the Broker,
Dealer or Bank With
	Exchange Ticker			Whom Account in
	Symbol or CUSIP		Principal Amount	Which Securities Are
Title of Securities	Number (as applicable)	Number of Shares	of Securities	Held is Maintained

Signed:

Dated

EXHIBIT E
PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

Quarterly Transaction Report

Note: This Report must be completed by all Access Persons no later than 30 days after the end of March, June, September and December of each year. Capitalized terms have the same meaning as set forth in the Code.

Name of Access Person:   ______________________

Reporting Period/Calendar Quarter End Date:  ______________________

Transactions Report (check ONE of the following four boxes):

|_|    There were no securities transactions during the most recently completed calendar quarter in which I, or any Immediate Family Member, had Beneficial Ownership.

|_|    Attached is a complete list of all securities transactions during the most recently completed calendar quarter in which I, and/or any Immediate Family Member, had Beneficial Ownership, containing the following information:

Date of	Type of	Issuer and	Ticker	No. of	Price per	Interest Rate	Broker,
Transaction	Transaction	Type of	Symbol	Shares or	Share or	and Maturity,	Dealer or
	(purchase or	Security	or CUSIP	Principal	Unit	if Bond	Bank
	sale)			Amount		Transaction

|_|    Attached are duplicate broker confirmations of securities transactions during the most recently completed calendar quarter in which I, and/or any Immediate Family Member, had Beneficial Ownership.

|_|    I have requested that duplicate confirmations be sent directly to the CCO.

New brokerage Accounts (check ONE of the following two boxes):

|_|    Neither I, nor any Immediate Family Member, established any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities are held or could beheld, and with respect to which I, and/or any Immediate Family Member, had Beneficial Ownership.

|_|    During the most recent calendar quarter, I and/or any Immediate Family Member established the following account(s) with brokers, dealers or banks in which securities are held or could be held, and with respect to which I, and/or any Immediate Family Member, had Beneficial Ownership:

Name and Address of Institution	Account Number(s)	Date Established	Name(s) on Account

If you reported that a new brokerage account was established, please confirm:

|_|    I have requested that duplicate confirmations be sent directly to the CCO.

Quarterly Certification

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the CCO all transactions required to be reported under the Code.  All information provided in this Quarterly Transaction Report is true and complete to be best of my knowledge.

Signed:

Dated

EXHIBIT F
PARADIGM ASSET MANAGEMENT COMPANY, L.L.C.

Code of Ethics Certification

Paradigm Asset Management Company LLC’s Code of Ethics (“Code”) is an important document prepared to insure your familiarity with certain policies, rules and procedures of Paradigm.

Please read the following statements, check the boxes which correspond to each statement indicating your understanding and adherence to the statements and sign below to indicate your receipt and acknowledgement of the Code dated as of October 5, 2004, as amended June 2, 2006, December 27, 2006, March 1, 2007, and November __, 2007:

|_|	I understand that the policies, rules and procedures described in the Code are subject to change at the sole discretion of Paradigm at any time.

|_|	I have received and read a current copy of the Code and have addressed any questions I had regarding the Code and the amendments thereto to the CCO.

|_|	I affirm that I have complied with the requirements of the Code over the past year and have reported any violations of the Code of which I am aware.

|_|	I affirm that I have disclosed all personal securities transactions over the past year required to be disclosed by the Code and have sought and obtained preclearance whenever required by the Code.

|_|	With regard to the past year, I arranged for a duplicate copy of all brokerage statement(s) and/or broker confirmation statement(s) required under this Code to be sent to the CCO.

My signature below certifies that to the best of my knowledge, the information furnished in this certification is true and correct.

Employee’s Printed Name	Position

Employee’s Signature	Date

EXHIBIT G
LIST OF ACCESS PERSONS

The CCO of Paradigm Asset Management Company, L.L.C. hereby identifies these Employees as Access Persons. The failure of the CCO to include any Employee in this list does not relieve that Employee of his or her duties under this Code. Furthermore, the failure of the CCO to identify in this List of Access Persons any Employee who falls within the definition of Access Person does not relieve that Employee of the duties and responsibilities of Access Persons under this Code.

Access Persons
James E. Francis
Gregory R. Pai
Jeffrey E. Marcus
Marie-Alan Aladin
Dong X. Shaw
Pranav Kabra

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